Exhibit 15.4

Tel: 514-931-0841 Fax: 514-931-9491 www.bdo.ca	BDO Canada s.r.l./S.E.N.C.R.L./LLP 1000 De La Gauchetière Street West Suite 200 Montréal, Québec H3B 4W5

Consent of Independent Registered Public Accounting Firm

Cardiol Therapeutics Inc.

Oakville, Canada

We hereby consent to the incorporation by reference in the Registration Statements on Form F-10 (File No. 333-262342) and Forms S-8 (File No. 333-258940 and No. 333-262216) of Cardiol Therapeutics Inc. of our report dated March 28, 2023, relating to the consolidated financial statements which appear in this Annual Report on Form 20-F.

/s/ BDO Canada s.r.l./S.E.N.C.R.L./LLP
Montreal, Canada
March 28, 2023